Exhibit 99.1

For further information contact:

John W. Bordelon, President and CEO

(337) 237-1960

Release Date:	April 23, 2013
For Immediate Release

HOME BANCORP ANNOUNCES 2013 FIRST QUARTER RESULTS

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank (www.home24bank.com), a Federally chartered savings bank headquartered in Lafayette, Louisiana (the “Bank”), announced net income of $1.9 million for the first quarter of 2013, a decrease of $462,000, or 20%, compared to the fourth quarter of 2012 and a decrease of $199,000, or 10%, compared to the first quarter of 2012. Diluted earnings per share were $0.27 for the first quarter of 2013, a decrease of $0.06, or 18%, compared to the fourth quarter of 2012 and a decrease of $0.02, or 7%, compared to the first quarter of 2012.

“We are beginning to see our loan pipeline grow modestly,” stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. “We continue to manage our company conservatively through this challenging time for our industry. We will maintain our credit standards and manage interest rate risk appropriately for the long-term benefit of our Company and shareholders.”

Loans and Credit Quality

Loans totaled $678.6 million at March 31, 2013, an increase of $5.5 million, or 1%, from December 31, 2012, and a decrease of $72,000, from March 31, 2012. During the first quarter, increases in the one-to four-family first mortgage (up $8.5 million) and commercial and industrial (up $2.1 million) loan portfolios were largely offset by maturities and paydowns in most other segments of the loan portfolio. The increase in the one-to-four-family first mortgage portfolio resulted primarily from the selective addition of 15-year term loans to the portfolio.

The following table sets forth the composition of the Company’s loan portfolio (including loans covered by loss sharing agreements) as of the dates indicated.

(dollars in thousands)	March 31, 2013	December 31, 2012	Increase/(Decrease)
			Amount	Percent
Real estate loans:
One- to four-family first mortgage	$186,275	$177,816	$8,459	5%
Home equity loans and lines	38,543	40,425	(1,882)	(5)
Commercial real estate	251,656	252,805	(1,149)	—
Construction and land	74,229	75,529	(1,300)	(2)
Multi-family residential	18,500	19,659	(1,159)	(6)

Total real estate loans	569,203	566,234	2,969	1

Other loans:
Commercial and industrial	74,346	72,253	2,093	3
Consumer	35,029	34,641	388	1

Total other loans	109,375	106,894	2,481	2

Total loans	$678,578	$673,128	$5,450	1%

Nonperforming assets (“NPAs”), which include $11.6 million in assets covered under loss sharing agreements with the FDIC (“Covered Assets”) and $12.3 million acquired from GS Financial Corp. (“GSFC”), totaled $30.5 million at March 31, 2013, an increase of $2.1 million compared to December 31, 2012 and a decrease of $3.6 million compared to March 31, 2012. The ratio of total NPAs to total assets was 3.12% at March 31, 2013, compared to 2.95% at December 31, 2012 and 3.48% at March 31, 2012. Excluding acquired assets, the ratio of NPAs to total assets was 0.80% at March 31, 2013, compared to 0.62% at December 31, 2012 and 1.16% at March 31, 2012.

The Company recorded net loan charge-offs of $165,000 during the first quarter of 2013, compared to net loan charge-offs of $70,000 in the fourth quarter of 2012 and $3,000 in the first quarter of 2012. The increase in net charge-offs for the first quarter of 2013 resulted primarily from the full charge off of one commercial and industrial loan relationship.

The Company’s provision for loan losses for the first quarter of 2013 was $520,000, compared to $483,000 for the fourth quarter of 2012 and $712,000 for the first quarter of 2012. The provision in the first quarter of 2013 related primarily to the commercial and industrial loan charge-offs noted above and a $300,000 provision on a $1.3 million medical equipment loan.

The ratio of allowance for loan losses to total loans was 0.84% at March 31, 2013, compared to 0.79% and 0.86% at December 31, 2012 and March 31, 2012, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.05% at March 31, 2013, compared to 1.01% at December 31, 2012 and 1.22% at March 31, 2012.

Investment Securities Portfolio

The Company’s investment securities portfolio totaled $159.7 million at March 31, 2013, an increase of $807,000, or 1%, from December 31, 2012, and a decrease of $4.3 million, or 3%, from March 31, 2012. At March 31, 2013, the Company had a net unrealized gain position on its investment securities portfolio of $4.6 million, compared to net unrealized gains of $4.9 million and $4.0 million at December 31, 2012 and March 31, 2012, respectively. The investment securities portfolio had a modified duration of 3.7 years at March 31, 2013 and December 31, 2012, compared to 3.2 years at March 31, 2012.

Deposits

During the first quarter of 2013, core deposits (i.e., checking, savings and money market accounts) increased $24.9 million, or 5%, from December 31, 2012, and increased $84.7 million, or 19%, from March 31, 2012. Total deposits were $783.3 million at March 31, 2013, an increase of $11.9 million, or 2%, from December 31, 2012, and an increase of $47.2 million, or 6%, from March 31, 2012.

The following table sets forth the composition of the Company’s deposits at the dates indicated.

(dollars in thousands)	March 31, 2013	December 31, 2012	Increase / (Decrease)
			Amount	Percent
Demand deposit	$174,520	$152,462	$22,058	14%
Savings	53,677	51,515	2,162	4
Money market	196,009	191,191	4,818	3
NOW	119,111	123,294	(4,183)	(3)
Certificates of deposit	240,002	252,967	(12,965)	(5)

Total deposits	$783,319	$771,429	$11,890	2%

Share Repurchases

The Company purchased 36,160 shares of its common stock during the first quarter of 2013 at an average price per share of $18.55 under the share repurchase plan announced in July 2012. The Company may repurchase up to 383,598 shares, or approximately 5%, of the Company’s outstanding common stock under the July 2012 plan. As of April 17, 2013, the Company has purchased 286,022 shares under the plan at an average price per share of $17.56; hence, an additional 97,576 shares remain eligible for purchase under the plan. The tangible book value per share of the Company’s common stock was $19.03 at March 31, 2013.

Net Interest Income

Net interest income for the first quarter of 2013 totaled $9.9 million, a decrease of $521,000, or 5%, compared to the fourth quarter of 2012, and a decrease of $102,000, or 1%, compared to the first quarter of 2012. The decline in net interest income in the first quarter of 2013 compared to the first and fourth quarters of 2012 was due largely to a decline in loan interest income as a result of lower volumes of new loan originations and lower average yields earned on loans, reflecting the continuing low interest rate environment as well as the effects of competition for loans in our marketplace.

The Company’s net interest margin was 4.63% for the first quarter of 2013, 12 basis points lower than the fourth quarter of 2012 and two basis points lower than the first quarter of 2012. The decrease in the net interest margin related primarily to lower loan yields.

The following table sets forth the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	March 31, 2013		December 31, 2012		March 31, 2012
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable	$675,435	5.98%	$673,428	6.28%	$672,713	6.13%
Investment securities (TE)	153,958	2.15	149,294	2.09	155,476	2.32
Other interest-earning assets	28,753	0.44	41,057	0.43	25,160	0.55

Total interest-earning assets	$858,146	5.11	$863,779	5.28	$853,349	5.27

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$369,594	0.30	$361,862	0.33	$316,004	0.45
Certificates of deposit	245,421	1.01	257,750	1.04	282,476	1.11

Total interest-bearing deposits	615,015	0.58	619,612	0.63	598,480	0.76
FHLB advances	41,243	1.39	40,796	1.58	101,473	0.71

Total interest-bearing liabilities	$656,258	0.63	$660,408	0.68	$699,953	0.75

Net interest spread (TE)		4.48%		4.59%		4.52%

Net interest margin (TE)		4.63%		4.75%		4.65%

Noninterest Income

Noninterest income for the first quarter of 2013 totaled $1.8 million, an increase of $15,000, or 1%, compared to the fourth quarter of 2012 and an increase of $80,000, or 5%, compared to the first quarter of 2012. The increase in noninterest income in the first quarter of 2013 compared to the fourth quarter of 2012 resulted primarily from increases in service fees and charges (up $51,000) and bank card fees (up $15,000), which were partially offset by decreases in gains on the sale of mortgage loans (down $19,000), income from bank-owned life insurance (down $9,000) and other income (down $16,000).

The increase in noninterest income in the first quarter of 2013 compared to the first quarter of 2012 resulted primarily from higher gains on sale of mortgage loans (up $222,000), which was partially offset by decreases in discount accretion on the FDIC loss sharing receivable (down $65,000), bank card fees (down $54,000) and service fees and charges (down $24,000).

Noninterest Expense

Noninterest expense for the first quarter of 2013 totaled $8.3 million, an increase of $83,000, or 1%, compared to the fourth quarter of 2012 and an increase of $487,000, or 6%, compared to the first quarter of 2012. The increase in noninterest expense in the first quarter of 2013 compared to the fourth quarter of 2012 resulted primarily from higher accrual of Louisiana shares tax (up $317,000), which was partially offset by lower data processing and communication (down $126,000) and foreclosed asset expenses (down $115,000).

The increase in noninterest expense in the first quarter of 2013 compared to the first quarter of 2012 resulted primarily from higher compensation and benefits (up $401,000), marketing and advertising (up $88,000) and Louisiana shares tax (up $98,000) expenses, which were partially offset by lower foreclosed asset expenses (down $90,000).

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company’s management uses this non-GAAP financial information in its analysis of the Company’s performance. In this news release, information is included which excludes loans acquired from the FDIC and GSFC. Management believes the presentation of this non-GAAP financial information provides useful information that is essential to a proper understanding of the Company’s financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY

CONDENSED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2013	March 31, 2012	% Change	December 31, 2012
Assets
Cash and cash equivalents	$48,271,579	$33,800,736	43%	$39,539,366
Interest-bearing deposits in banks	3,529,000	4,754,000	(26)	3,529,000
Investment securities available for sale, at fair value	158,264,273	161,000,461	(2)	157,255,828
Investment securities held to maturity	1,463,543	3,064,866	(52)	1,665,184
Mortgage loans held for sale	4,373,926	1,794,119	144	5,627,104
Loans covered by loss sharing agreements	41,533,637	56,111,387	(26)	45,764,397
Noncovered loans, net of unearned income	637,044,534	622,539,181	2	627,363,937

Total loans	678,578,171	678,650,568	—	673,128,334
Allowance for loan losses	(5,674,179)	(5,813,095)	(2)	(5,319,235)

Total loans, net of allowance for loan losses	672,903,992	672,837,473	—	667,809,099

FDIC loss sharing receivable	15,658,092	24,399,699	(36)	15,545,893
Office properties and equipment, net	30,540,350	30,724,675	(1)	30,777,184
Cash surrender value of bank-owned life insurance	17,405,985	16,902,453	3	17,286,434
Accrued interest receivable and other assets	24,614,631	30,275,634	(19)	23,891,172

Total Assets	$977,025,371	$979,554,116	—	$962,926,264

Liabilities
Deposits	$783,318,582	$736,157,230	6%	$771,429,335
Federal Home Loan Bank advances	49,346,176	100,848,030	(51)	46,256,805
Accrued interest payable and other liabilities	1,242,657	4,827,764	(74)	3,666,264

Total Liabilities	833,907,415	841,833,024	(1)	821,352,404

Shareholders’ Equity
Common stock	89,534	89,404	—%	89,506
Additional paid-in capital	91,458,193	90,230,748	1	90,986,820
Treasury stock	(22,390,786)	(15,965,319)	40	(21,719,954)
Common stock acquired by benefit plans	(7,358,139)	(8,531,519)	(14)	(7,455,669)
Retained earnings	78,297,156	69,305,807	13	76,435,222
Accumulated other comprehensive income	3,021,998	2,591,971	17	3,237,935

Total Shareholders’ Equity	143,117,956	137,721,092	4	141,573,860

Total Liabilities and Shareholders’ Equity	$977,025,371	$979,554,116	—	$962,926,264

HOME BANCORP, INC. AND SUBSIDIARY

CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For The Three
	March 31,		%	Months Ended	%
	2013	2012	Change	December 31, 2012	Change
Interest Income
Loans, including fees	$10,072,750	$10,371,357	(3)%	$10,734,365	(6)%
Investment securities	771,050	859,482	(10)	728,597	6
Other investments and deposits	31,306	34,398	(9)	43,951	(29)

Total interest income	10,875,106	11,265,237	(3)	11,506,913	(5)

Interest Expense
Deposits	881,014	1,131,848	(22)%	974,361	(10)%
Federal Home Loan Bank advances	143,679	180,836	(21)	160,787	(11)

Total interest expense	1,024,693	1,312,684	(22)	1,135,148	(10)

Net interest income	9,850,413	9,952,553	(1)	10,371,765	(5)
Provision for loan losses	520,392	711,900	(27)	483,251	8

Net interest income after provision for loan losses	9,330,021	9,240,653	1	9,888,514	(6)

Noninterest Income
Service fees and charges	546,346	569,941	(4)%	495,372	10%
Bank card fees	414,392	468,284	(12)	399,282	4
Gain on sale of loans, net	548,419	326,171	68	567,804	(3)
Income from bank-owned life insurance	119,551	131,279	(9)	128,487	(7)
Gain on the sale of securities, net	—	168	(100)	—	—
Discount accretion of FDIC loss sharing receivable	112,199	177,510	(37)	119,087	(6)
Other income	39,371	26,562	48	55,418	(29)

Total noninterest income	1,780,278	1,699,915	5	1,765,450	1

Noninterest Expense
Compensation and benefits	5,096,218	4,695,709	9%	5,118,250	—%
Occupancy	708,786	694,941	2	689,774	3
Marketing and advertising	239,195	151,474	58	205,051	17
Data processing and communication	641,515	672,341	(5)	767,345	(16)
Professional fees	212,746	232,253	(8)	189,175	12
Forms, printing and supplies	106,773	126,266	(15)	100,006	7
Franchise and shares tax	273,620	175,651	56	(43,458)	730
Regulatory fees	223,249	198,158	13	224,673	(1)
Foreclosed assets, net	177,943	267,998	(34)	292,584	(39)
Other expenses	616,271	594,031	4	669,918	(8)

Total noninterest expense	8,296,316	7,808,822	6	8,213,318	1

Income before income tax expense	2,813,983	3,131,746	(10)	3,440,646	(18)
Income tax expense	952,049	1,071,289	(11)	1,116,236	(15)

Net income	$1,861,934	$2,060,457	(10)	$2,324,410	(20)

Earnings per share - basic	$0.28	$0.30	(7)%	$0.34	(18)%

Earnings per share - diluted	$0.27	$0.29	(7)	$0.33	(18)

HOME BANCORP, INC. AND SUBSIDIARY

SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	March 31,		%	Months Ended	%
	2013	2012	Change	December 31, 2012	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$10,875	$11,265	(3)%	$11,507	(5)%
Total interest expense	1,025	1,313	(22)	1,135	(10)

Net interest income	9,850	9,952	(1)	10,372	(5)

Provision for loan losses	520	712	(27)	483	8
Total noninterest income	1,780	1,700	5	1,765	1
Total noninterest expense	8,296	7,809	6	8,213	1
Income tax expense	952	1,071	(11)	1,116	(15)

Net income	$1,862	$2,060	(10)	$2,325	(20)

AVERAGE BALANCE SHEET DATA
Total assets	$961,542	$965,683	—%	$969,182	(1)%
Total interest-earning assets	858,146	853,349	1	863,779	(1)
Total loans	675,435	672,713	—	673,428	—
Total interest-bearing deposits	615,015	598,480	3	619,612	(1)
Total interest-bearing liabilities	656,258	699,953	(6)	660,408	(1)
Total deposits	775,937	724,752	7	783,522	(1)
Total shareholders’ equity	143,113	134,899	6	141,457	1

SELECTED RATIOS (1)
Return on average assets	0.77%	0.85%	(9)%	0.96%	(20)%
Return on average equity	5.20	6.11	(15)	6.57	(21)
Efficiency ratio (2)	71.33	67.01	6	67.67	5
Average equity to average assets	14.88	13.97	7	14.60	2
Tier 1 leverage capital ratio (3)	13.70	12.59	9	13.67	—
Total risk-based capital ratio (3)	22.11	20.83	6	21.83	1
Net interest margin (4)	4.63	4.65	—	4.75	(3)

PER SHARE DATA
Basic earnings per share	$0.28	$0.30	(7)%	$0.34	(18)%
Diluted earnings per share	0.27	0.29	(7)	0.33	(18)
Book value at period end	19.33	17.74	9	19.03	2
Tangible book value at period end	19.03	17.42	9	18.73	2

PER SHARE DATA
Shares outstanding at period end	7,405,767	7,762,204	(5)%	7,439,127	—%
Weighted average shares outstanding
Basic	6,668,780	6,952,952	(4)%	6,770,286	(1)%
Diluted	7,019,572	7,196,444	(2)	7,086,561	(1)

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Capital ratios are end of period ratios for the Bank only.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY

SUMMARY CREDIT QUALITY INFORMATION

	March 31, 2013			December 31, 2012			March 31, 2012
	Covered	Noncovered	Total	Covered	Noncovered	Total	Covered	Noncovered	Total
(dollars in thousands)
CREDIT QUALITY (1) (2)
Nonaccrual loans	$8,105	$15,225	$23,330	$9,579	$12,368	$21,947	$10,456	$15,759	$26,215
Accruing loans past due 90 days and over	—	—	—	—	—	—	—	—	—

Total nonperforming loans	8,105	15,225	23,330	9,579	12,368	21,947	10,456	15,759	26,215
Other real estate owned	3,517	3,612	7,129	2,683	3,771	6,454	5,168	2,675	7,843

Total nonperforming assets	11,622	18,837	30,459	12,262	16,139	28,401	15,624	18,434	34,058
Performing troubled debt restructurings	297	482	779	306	808	1,114	25	543	568

Total nonperforming assets and troubled debt restructurings	$11,919	$19,319	$31,238	$12,568	$16,947	$29,515	$15,649	$18,977	$34,626

Nonperforming assets to total assets			3.12%			2.95%			3.48%
Nonperforming loans to total assets			2.39			2.28			2.68
Nonperforming loans to total loans			3.44			3.26			3.86
Allowance for loan losses to nonperforming assets			18.63			18.73			17.07
Allowance for loan losses to nonperforming loans			24.32			24.24			22.18
Allowance for loan losses to total loans			0.84			0.79			0.86

Year-to-date loan charge-offs			$189			$2,325			$15
Year-to-date loan recoveries			24			129			12

Year-to-date net loan charge-offs			$165			$2,196			$3

Annualized YTD net loan charge-offs to total loans			0.10%			0.33%			—%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Nonperforming assets consist of nonperforming loans and repossessed assets. It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

Asset quality information includes assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are referred to as “Covered” assets. All other assets are referred to as “Noncovered”.